Exhibit 3.1
AMENDED AND RESTATED

BYLAWS

OF

LAKELAND INDUSTRIES, INC.

(A Delaware Corporation)

As Amended and Restated on June 18, 2008
___________________________________

ARTICLE I

STOCK; MEETINGS OF STOCKHOLDERS

Section 1.               STOCK CERTIFICATES; UNCERTIFICATED SHARES.

(a)           FORM OF CERTIFICATES. The shares of Lakeland Industries, Inc. (the “Corporation”) shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares.  Every holder of stock of the Corporation represented by certificates shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, representing the number of shares held by such holder registered in certificate form.  Each such certificate shall be signed in a manner that complies with Section 158 of the Delaware General Corporation Law.  Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, these Bylaws, applicable securities laws or any agreement among any number of stockholders or among such holders and the Corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.  If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of each certificate representing shares of such class or series of stock, provided that in lieu of the foregoing requirements there may be set forth on the face or back of each certificate representing shares of such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests a copy of the full text of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.  Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 202(a) or 218 (a) of the Delaware General Corporation Law or, with respect to Section 151 of Delaware General Corporation Law, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

 (b)            SIGNATURES.  Any or all of the signatures on a certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

(c)           LOST STOCK CERTIFICATES.  A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed.  The Corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require or to give the Corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

Section 2.               FRACTIONAL SHARE INTERESTS.  The Corporation may, but shall not be required to, issue fractions of a share.  If the Corporation does not issue fractions of a share, it shall (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (3) issue scrip or warrants in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share.  A certificate for a fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation.  The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the conditions that the shares for which script or warrants are exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

Section 3.                STOCK TRANSFERS.  Shares of stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws.  Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation or by transfer agents designated to transfer shares of stock of the Corporation.  Subject to applicable law, shares of stock represented by certificates shall be transferred only on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require.  Except as may be otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

Section 4.              RECORD DATE.

(a)           RECORD DATE FOR STOCKHOLDERS’ MEETINGS. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)           RECORD DATE FOR PAYMENTS OF DIVIDENDS AND DISTRIBUTIONS.  In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c)           RECORD DATE FOR CORPORATE ACTIONS BY WRITTEN CONSENT.

(1)           Notwithstanding Section 4(a) and Section 4(b) of Article I of these Bylaws, the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the Board of Directors or as otherwise established under this Section 4(c).  Any person seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary and delivered to the Corporation, request that a record date be fixed for such purpose. The Board of Directors may fix a record date for such purpose which shall be no more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board and shall not precede the date such resolution is adopted. If the Board of Directors fails within ten (10) days after the Corporation receives such notice to fix a record date for such purpose, the record date shall be the day on which the first written consent is delivered to the Corporation in the manner described in Section 4(c)(2) below unless prior action by the Board of Directors is required under the Delaware General Corporation Law, in which event the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(2) (A)     Every written consent purporting to take or authorizing the taking of corporate action and/or related revocations (each such written consent and related revocation is referred to in this Section 4(c)(2) of Article I of the Bylaws as a “Consent”) shall bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated Consent delivered in the manner required by this Section 4(c)(2), Consents signed by a sufficient number of stockholders to take such action are so delivered to the Corporation.

(B)           A Consent shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.

(C)           In the event of the delivery to the Corporation of a Consent, the Secretary of the Corporation shall provide for the safe-keeping of such Consent and shall promptly conduct such ministerial review of the sufficiency of the Consents and of the validity of the action to be taken by stockholder consent as he deems necessary or appropriate, including, without limitation, whether the holders of a number of shares having the requisite voting power to authorize or take the action specified in the Consent have given consent; provided, however, that if the corporate action to which the Consent relates is the removal or replacement of one or more members of the Board of Directors, the Secretary of the Corporation shall promptly designate two persons, who shall not be members of the Board of Directors, to serve as inspectors with respect to such Consent and such inspectors shall discharge the functions of the

Secretary of the Corporation under this Section 4(c)(2). If after such investigation the Secretary or the inspectors (as the case may be) shall determine that the Consent is valid and that the action therein specified has been validly authorized, that fact shall forthwith be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders, and the Consent shall be filed in such records, at which time the Consent shall become effective as stockholder action. In conducting the investigation required by this Section 4(c)(2), the Secretary or the inspectors (as the case may be) may, at the expense of the Corporation, retain special legal counsel and any other necessary or appropriate professional advisors, and such other personnel as they may deem necessary or appropriate to assist them, and shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

Section 5.               MEANING OF CERTAIN TERMS.  As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term “share” or “shares” or “share of stock” or “shares of stock” or “stockholder” or “stockholders” refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the Corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the certificate of incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the Delaware General Corporation Law confers such rights notwithstanding that the certificate of incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the certificate of incorporation.

Section 6.                STOCKHOLDERS’ MEETINGS.

(a)           TIME.  The annual meeting of stockholders shall be held on the third Wednesday of June each year, unless a different date is designated by the directors provided that each successive annual meeting shall be held on a date within 13 months after the date of the preceding annual meeting.  A special meeting shall be held on the date and at the time fixed by the directors.

(b)           PLACE.  Annual meeting and special meetings shall be held at such place, within or without the State of Delaware, as the Board of Directors may, from time to time fix.  Whenever the Board of Directors shall fail to fix such place, the meeting shall be held at the registered office of the Corporation in the State of Delaware.  The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the Delaware General Corporation Law.

(c)           CALL.  Annual meetings and special meetings may be called by the Board of Directors or by any officer instructed by the Board of Directors to call the meeting.

(d)           NOTICE OR WAIVER OF NOTICE.  Except as otherwise provided by the Certificate of Incorporation, the Delaware General Corporation Law or other applicable law, notice, given in writing or by electronic transmission, of each meeting of stockholders shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, if any, date and hour and purpose or purposes of the meeting, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at any such meeting.  If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.  If a meeting is adjourned to another time, not more than thirty (30) days hence, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting.  Notice of the time, place, if any, and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, or by electronic transmission by such person, either before or after such meeting, and will be waived by any stockholder by his attendance thereat in person, by remote communication, if applicable, or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any waiver of notice given either in writing or by electronic transmission.

(e)           STOCKHOLDER LIST.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section 6(e) shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a physical location, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communications, then the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote at any meeting of stockholders.

(f)           CONDUCT OF STOCKHOLDERS’ MEETINGS

(1)           At every meeting of stockholders, the Chairman of the Board, if there be one, shall serve as chairman of the meeting and preside over the meeting or, in the case of a vacancy in the office or absence of the Chairman of the Board, one of the following officers present shall serve as chairman of the meeting and conduct the meeting in the order stated: the President, the Vice Chairman of the Board, if there be one or, if there be more than one, the Vice Chairmen in order of seniority, the Executive Vice Presidents in their order of seniority, or, in the absence of such officers, a chairman chosen by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast, shall serve as chairman.

(2)           The Secretary, or, in the Secretary's absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person appointed by the chairman of the meeting shall serve as secretary of the meeting. In the event that the Secretary presides at a meeting of the stockholders, an Assistant Secretary shall record the minutes of the meeting.

(3)           The Board of Directors of the Corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient.  Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are deemed necessary, appropriate or convenient for the proper conduct of the meeting.  Such rules, regulations and procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation (A) the establishment of an agenda for the meeting, (B) restricting admission to the time set for the commencement of the meeting, (C) limiting attendance at the meeting to stockholders of record of the Corporation entitled to vote at the meeting, their duly authorized proxies or other such persons as the chairman of the meeting may determine, (D) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine to recognize and, as a condition to recognizing any such participant, requiring such participant to provide the chairman of the meeting with evidence of his or her name and affiliation, whether her or she is a stockholder or a proxy for a stockholder, and the class and series and number of shares of each class and series of capital stock of the Corporation which are owned beneficially and/or of record by such stockholder, (E) limiting the time allotted to questions or comments by participants, (F) determining when the polls should be opened and closed for voting, (G) taking such actions as are necessary or appropriate to maintain order, decorum, safety and security at the meeting, (H) removing any stockholder who refuses to comply with meeting procedures, rules or guidelines as established by the chairman of the meeting, (I) recessing or adjourning the meeting to a later date, time and place announced at the meeting by the chairman, and (J) complying with any state and local laws and regulations concerning safety and security.

(5)           Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(g)           PROXY REPRESENTATION.

(1)           Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting.

(2)           A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder's authorized officer, director, employee or agent signing such writing or causing such person's signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

(3)           A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder.

(3)           No proxy shall be voted or acted upon after three (3) years from its date unless such proxy provides for a longer period.

(4)           A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

(h)           INSPECTORS OF ELECTION.

(1)           The Board of Directors, in advance of any meeting of stockholders, shall, but need not, appoint may appoint any persons, other than nominees for office, to act as inspectors of election at the meeting or any adjournment thereof and make a written report thereof.  If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any stockholder or a stockholder’s proxy shall, appoint inspectors of election at the meeting.

(2)           If appointed, the number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more stockholders or proxies, the majority of shares represented in person or proxy shall determine whether one (1) or three (3) inspectors are to be appointed.  The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If any person so appointed or designated as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy.

(3)           Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability.

(4)           The inspector or inspectors so appointed or designated, if any, shall: (A) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies; (B) receive votes, ballots or consents; (C) hear and determine all challenges and questions in any way arising in connection with the right to vote; (D) on request of the person presiding at the meeting, make a report in writing of any challenge, question, or matter determined by him or them and execute a certificate of any fact found by him or them; (E) retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; (F) count and tabulate all votes, ballots or consents; (G) determine when the polls shall close; (H) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and their count of all votes, ballots or consents; and (I) do any other acts that may be necessary or proper to conduct the election or vote with fairness to all stockholders.  In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors, if any, may consider such information as is permitted by applicable law.

(i)           QUORUM.  The holders of a majority of the outstanding shares of stock shall constitute a quorum at a meeting of stockholders for the transaction of any business.  The stockholders present may adjourn the meeting despite the absence of a quorum.

(j)           VOTING.  Each share of stock shall entitle the holder thereof to one vote.  In the election of directors, a plurality of the votes cast shall elect.  Any other action shall be authorized by a majority of the votes cast except where the Delaware General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power.  In the election of directors, and for any other action, voting need not be by ballot.

(k)           NOTICE OF STOCKHOLDER PROPOSALS.

(1)           At any annual meeting of stockholders of the Corporation, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly and timely brought before the meeting by any stockholder of the Corporation in compliance with the notice procedures and other provisions of this Section 6(k).

(2)           For business to be properly brought before an annual meeting by a stockholder, such business, as determined by the Chairman of the Board or such other person as is presiding over the meeting, must be a proper subject for stockholder action under the Delaware General Corporation Law, and such stockholder (i) must be a stockholder of record on the date of the giving of the notice provided for in this Section 6(k) and on the record date for the determination of stockholders entitled to vote at such annual meeting, (ii) must be entitled to vote at such annual meeting, and (iii) must comply with the notice procedures set forth in this Section 6(k). In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

(3)           To be timely, a stockholder's notice must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not earlier than the one hundred fiftieth (150th) calendar day, and not later than the close of business on the one hundred twentieth (120th) calendar day, prior to the first anniversary of the immediately preceding year's annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than thirty (30) calendar days earlier or more than sixty (60) calendar days later than such anniversary date, notice by the stockholder in order to be timely must be so delivered or received not later than the tenth (10th) calendar day following the earlier of (i) the day on which public disclosure of the date of such annual meeting is first made, and (ii) the receipt by such stockholder of actual notice of the date of such annual meeting.  For purposes of this Section 6(k) of these Bylaws, public disclosure shall be deemed to include a disclosure made in a press release reported by the Dow Jones News Services, Reuters, Associated Press or a comparable national news service, in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, or in a notice pursuant to the applicable rules of an exchange on which the securities of the Corporation are listed.  In no event shall the public announcement of a postponement of the mailing of the notice for such annual meeting or of an adjournment or postponement of the annual meeting to a later date or time commence a new time period for the giving of a stockholder’s notice as described above.

(4)           To be in proper written form, a stockholder's notice to the Secretary shall set forth in writing, as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, including the text of the proposal or business and the text of any resolutions proposed for consideration, (ii) the reasons for conducting such business at the annual meeting, (iii) the name and record address, as they appear on the Corporation's stock ledger, of such stockholder and the name and address of any Stockholder Associated Person (as defined below), (iv) the class and series and number of shares of each class and series of capital stock of the Corporation which are owned beneficially and/or of record by such stockholder and/or any Stockholder Associated Person, and the date or dates such shares were acquired and the investment intent of such acquisition (which information shall be supplemented not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date), (v) a description of all arrangements or understandings between such stockholder and/or any Stockholder Associated Person, and any other person or persons (naming such person or persons) in connection with the proposal of such business by such stockholder, (vi) any material interest of such stockholder and/or any Stockholder Associated Person in such business, individually or in the aggregate, including any anticipated benefit to the stockholder or any Stockholder Associated Person therefrom, (vii) a representation from the stockholder as to whether the stockholder or any Stockholder Associated Person intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (B) otherwise to solicit proxies in support of such proposal, (viii) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting, that such stockholder intends to vote such stock at such meeting, and that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, (ix) whether and the extent to which any hedging transaction has been engaged in by or on behalf of such stockholder or any Stockholder Associated Person with respect to any shares of stock of the Corporation, without regard to whether such transaction is required to be reported on a Schedule 13D in accordance with the Exchange Act, (x) whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such stockholder or such Stockholder Associated Person with respect to any shares of the capital stock of the Corporation, without regard to whether such transaction is required to be reported on a Schedule 13d in accordance with the Exchange Act, (xi) in the event that such business includes a proposal to amend the Certificate of Incorporation and/or the Bylaws of the Corporation, the language of the proposed amendment, and (xii) such other information regarding each matter of business to be proposed by such stockholder, regarding the stockholder in his or her capacity as a proponent of a stockholder proposal, or regarding any Stockholder Associated Person, as would be required to be included in a proxy statement or other filings required to be made in connection with solicitations of proxies pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section), and the rules and regulations promulgated thereunder.

(5)           If the information submitted pursuant to this Section 6(k) by any stockholder proposing business for consideration at an annual meeting shall be inaccurate to any material extent, such information may be deemed not to have been provided in accordance with this Section 6(k).  Upon written request by the Secretary, the Board of Directors or any committee thereof, any stockholder proposing business for consideration at an annual meeting shall provide, within seven business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the discretion of the Board of Directors, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 6(k). If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 6(k).

(6)           For purposes of this Section 6(k) and Section 6(l) of these Bylaws, the following definitions shall be applicable:

(i)           beneficial ownership in the Corporation’s capital stock shall include, in addition to the definition of beneficial ownership contained in Rule 13d-3 of the Exchange Act (or any successor rule or regulation), any direct or indirect pecuniary interest in the Corporation’s capital stock,

(ii)           business day shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close,

(iii)           close of business shall mean 5:00 p.m., Eastern Time,

(iv)           hedging of the Corporation’s capital stock shall mean any transaction or series of transactions that has been entered into, or any other agreement, arrangement or understanding (including, but not limited to, any borrowing or lending of shares or any short interest) that has been made, the effect or intent of which is to mitigate loss to or manage the risk or benefit of share price changes with respect to any shares of the capital stock of the Corporation,

(v)           pecuniary interest in the Corporation’s capital stock shall include, but not be limited to, the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Corporation’s capital stock,

(vi)           indirect pecuniary interest in the Corporation’s capital stock shall include, but not be limited to, (a) any derivative instrument which includes the opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of the Corporation’s capital stock, including a person’s right to acquire the Corporation’s capital stock through the exercise or conversion of any derivative instrument, whether or not presently exercisable, (b) a general partner’s proportionate interest in the Corporation’s capital stock held by a general or limited partnership, (c) a person’s right to dividends that is separated or separable from the Corporation’s capital stock, (d) shares of the Corporation’s capital stock held by members of a person’s immediate family, and (e) a person’s interest in the Corporation’s capital stock that is held by a trust,

(vii)          derivative instrument shall include, but not be limited to, any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to the value of the Corporation’s capital stock, or similar instrument with a value derived in whole or in part from the value of the Corporation’s capital stock, whether or not such instrument or right shall be subject to settlement in the Corporation’s capital stock or otherwise,

(viii)         short interest in the Corporation’s capital stock shall mean that the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the Corporation’s capital stock, and

(ix)           Stockholder Associated Person of any stockholder shall mean (a) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (b) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder, and (c) any person controlling, controlled by or under common control with such Stockholder Associated Person.

(7)           No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 6(k).

(8)           Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the Chairman of the Board or other person presiding at an annual meeting shall have the power and duty (i) to determine whether any business proposed to be brought before the meeting was properly brought before the meeting in accordance with the procedures set forth in this Section 6(k), including whether the stockholder or the Stockholder Associated Person, if any, on whose behalf the proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s proposal in compliance with such stockholder’s representation as required by this Section 6(k), and (ii) if any proposed business was not brought in compliance with this Section 6(k), to declare that such proposal is defective and shall be disregarded.

(9)           In addition to the provisions of this Section 6(k), a stockholder shall also comply with all applicable requirements of state law and all applicable requirements of the Exchange Act, and the rules and regulations thereunder, with respect to the matters set forth herein.

(10)         Nothing in this Section 6(k) shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, or (ii) of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

 (11)        Notwithstanding anything in this Section 6(k) to the contrary, a stockholder intending to nominate one or more persons for election as a director at an annual meeting must comply with Section 6(l) of these bylaws for any such nomination to be properly brought before such meeting.

(l)           NOTICE OF NOMINATIONS BY STOCKHOLDERS.

(1)           Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, dissolution or winding up, nominations for the election of directors may be made (i) by or at the direction of the Board of Directors or a committee appointed by the Board of Directors, or (ii) by any stockholder of the Corporation (a) who is a stockholder of record on the date of the giving of the notice provided for in this Section 6(l), on the record date for the determination of the stockholders entitled to vote at such meeting and at the time of the annual meeting of stockholders, (b) who is entitled to vote at the meeting for the election of directors, and (c) who complies with the notice procedures set forth in this Section 6(l).  In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

(2)           To be timely, a stockholder's notice of nomination must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not earlier than the one hundred fiftieth (150th) calendar day, and not later than the close of business on the one hundred twentieth (120th) calendar day, prior to the first anniversary of the immediately preceding year's annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than thirty (30) calendar days earlier or more than sixty (60) calendar days later than such anniversary date, notice by the stockholder in order to be timely must be so delivered or received not later than the tenth (10th) calendar day following the earlier of (i) the day on which public disclosure of the date of such annual meeting is first made, and (ii) the receipt by such stockholder of actual notice of the date of such annual meeting.  For purposes of this Section 6(l), public disclosure shall be deemed to include a disclosure made in a press release reported by the Dow Jones News Services, Reuters, Associated Press or a comparable national news service, in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, or in a notice pursuant to the applicable rules of an exchange on which the securities of the Corporation are listed.  In no event shall the public announcement of a postponement of the mailing of the notice for such annual meeting or of an adjournment or postponement of the annual meeting to a later date or time commence a new time period for the giving of a stockholder’s notice as described above.

(3)           To be in proper written form, a stockholder's notice of nomination to the Secretary shall set forth in writing:

(i)           as to each person whom the stockholder proposes to nominate for election or reelection as a director (a) the name, age, business address and residence address of the person, (b) the principal occupation and employment of the person, (c) the class and series and number of shares of each class and series of capital stock of the Corporation which are owned beneficially or of record by the person (which information shall be supplemented not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date), (d) the person’s executed written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected, (e) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors, or is otherwise required, pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section), and the rules and regulations promulgated thereunder, (f) a representation from the stockholder as to whether the stockholder or any Stockholder Associated Person intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the person proposed as a nominee and/or (2) otherwise to solicit proxies in support of the election of such person, and (g) a written statement executed by the person acknowledging that, as a director of the Corporation, he or she will owe fiduciary duties, under the Delaware General Corporation Law, exclusively to the Corporation and its stockholders and no fiduciary duties to any specific stockholder or group of stockholders; and

 (ii)           as to the stockholder giving the notice (a) the name and record address of such stockholder, as they appear on the Corporation's stock ledger, and the name and address of any Stockholder Associated Person, (b) the class and series and number of shares of each class and series of capital stock of the Corporation which are owned beneficially and/or of record by such stockholder and/or any Stockholder Associated Person, and the date or dates such shares were acquired and the investment intent of such acquisition (which information shall be supplemented not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date), (c) a description of all arrangements or understandings between such stockholder and/or any Stockholder Associated Person and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination(s) are to be made by such stockholder, (d) any material interest of such stockholder and/or any Stockholder Associated Person in the election of such proposed nominee, individually or in the aggregate, including any anticipated benefit to the stockholder or any Stockholder Associated Person therefrom, (e) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and that such stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in its notice, (f) whether and the extent to which any hedging transaction has been engaged in by or on behalf of such stockholder or any Stockholder Associated Person with respect to any shares of stock of the Corporation, without regard to whether such transaction is required to be reported on a Schedule 13D in accordance with the Exchange Act, (g) whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such stockholder or such Stockholder Associated Person with respect to any shares of the capital stock of the Corporation, without regard to whether such transaction is required to be reported on a Schedule 13d in accordance with the Exchange Act, and (h) any other information relating to such stockholder, in his or her capacity as a proponent of a stockholder nomination, or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors, or is otherwise required, pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section) and the rules and regulations promulgated thereunder.

(4)           In addition to the information required above, the Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(5)           If the information submitted pursuant to this Section 6(l) by any stockholder proposing a nominee for election as a director at an annual meeting shall be inaccurate to any material extent, such information may be deemed not to have been provided in accordance with this Section 6(l).  Upon written request by the Secretary, the Board of Directors or any committee thereof, any stockholder proposing a nominee for election as a director at an annual meeting shall provide, within seven business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the discretion of the Board of Directors, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 6(l). If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 6(l).

(6)           Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election at an annual meeting as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 6(l).

(7)           Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the Chairman of the Board or other person presiding at an annual meeting shall have the power and duty (i) to determine whether any nomination proposed to be brought before the meeting was properly made in accordance with the procedures set forth in this Section 6(l), including whether the stockholder or the Stockholder Associated Person, if any, on whose behalf the nomination is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee in compliance with such stockholder’s representation as required by this Section 6(l), and (ii) if any proposed nomination was not made in compliance with this Section 6(l) to declare that such defective nomination is null and void and shall be disregarded.

(8)           Notwithstanding anything in this Section 6(l) to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting of the stockholders is increased and there is no public disclosure, naming all of the nominees for directors or specifying the size of the increased Board of Directors, by the Corporation at least ninety (90) calendar days prior to the first anniversary of the date of the immediately preceding annual meeting, a stockholder’s notice required by this Section 6(l) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) calendar day following the earlier of the day that the stockholder first received actual notice of such increase and the day on which such public disclosure is first made by the Corporation.

(9)           In addition to the provisions of this Section 6(l), a stockholder shall also comply with all applicable requirements of state law and all applicable requirements of the Exchange Act, and the rules and regulations thereunder, with respect to the matters set forth herein.

(m)           SPECIAL MEETINGS OF STOCKHOLDERS.

(1)           Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.

(2)           Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who (a) is a stockholder of record at the time of giving of notice provided for in this Section 6(m), (b) is a stockholder of record on the record date for the determination of the stockholders entitled to vote at such special meeting, (c) is a stockholder of record at the time of such special meeting, and (d) complies with the notice procedures set forth in this Section 6(m).

(3)           In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, a stockholder who complies with Section 6(m)(2) of these Bylaws may nominate a person or persons (as the case may be) for election to such position as specified in the Corporation's notice of meeting if they give timely notice thereof in proper written form to the Secretary of the Corporation as provided hereinafter.

(4)           To be timely and in proper form, the stockholder’s notice of nomination with respect to a special meeting must comply with Section 6(l)(3) of these Bylaws and must be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the tenth (10th) calendar day following the earlier of the day that the stockholder first received actual notice of the date of the special meeting and the nominees proposed by the Board of Directors to be elected at such meeting and the day on which such public disclosure is first made by the Corporation.  In no event shall the public announcement of a postponement of the mailing of the notice for such special meeting or of an adjournment or postponement of the special meeting to a later date or time commence a new time period for the giving of a stockholder’s notice as described above.

(5)           If the information submitted pursuant to this Section 6(m) by any stockholder proposing a nominee for election as a director at a special meeting shall be inaccurate to any material extent, such information may be deemed not to have been provided in accordance with this Section 6(m).  Upon written request by the Secretary, the Board of Directors or any committee thereof, any stockholder proposing a nominee for election as a director at a special meeting shall provide, within seven business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the discretion of the Board of Directors, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 6(m). If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 6(m).

(6)           Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election at a special meeting as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 6(m).  The Chairman of the Board or other person presiding at an annual meeting shall have the power and duty to determine whether any nomination proposed to be brought before a special meeting was properly made in accordance with the procedures set forth in this Section 6(m) and, if any proposed nomination was not made in compliance with this Section 6(m), or if the stockholder solicits proxies in support of such proposed nomination without having made the representation required by this Section 6(m), to declare that such defective nomination is null and void and shall be disregarded.

(7)           In addition to the provisions of this Section 6(m), a stockholder shall also comply with all applicable requirements of state law and all applicable requirements of the Exchange Act, and the rules and regulations thereunder, with respect to the matters set forth herein.

Section 7.              STOCKHOLDER ACTION WITHOUT MEETINGS.

(a)           Any action required by the Delaware General Corporation Law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

(b)           Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section 7(b) to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

(c)           A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxy holder, or by a person or persons authorized to act for a stockholder or proxy holder, shall be deemed to be written, signed and dated for the purposes of this Section 7, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (A) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxy holder or by a person or persons authorized to act for the stockholder or proxy holder and (B) the date on which such stockholder or proxy holder or authorized person or persons transmitted such telegram, cablegram or electronic transmission.

(d)           Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation as provided in Section 7(b) of these Bylaws.

ARTICLE II

DIRECTORS

Section 1.               FUNCTIONS AND DEFINITION.  The business and affairs of the Corporation shall be managed by the Board of Directors of the Corporation.  The Board of Directors shall have authority to fix the compensation of the members thereof.  The use of the phrase “whole board” herein refers to the total number of directors which the Corporation would have if there were no vacancies.

Section 2.               QUALIFICATIONS AND NUMBER.  A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware.  Each director shall be at least twenty-one (21) years of age.  The Board of Directors shall consist of not less than five (5) nor more than seven (7) members, the exact number of which shall be fixed from time to time by action of the Board of Directors.

Section 3.               ELECTION AND TERM.  Commencing with the Annual Meeting of Stockholders to be held in May 21, 1986, the directors of the Corporation shall be classified with respect to the time for which they shall severally hold office by dividing them into three classes, each class to be as nearly equal in number as possible, which classes shall be designated as Class 1, Class 2 and Class 3.  Subject to the provisions hereof, the number of directors in each class shall from time to time be designated by the Board of Directors of the Corporation.  The Class 1 directors shall be elected initially for a term of one year; the Class 2 directors shall be elected initially for a term of two years; and the Class 3 directors shall be elected initially for a term of three years.  At each annual meeting, the successors to the class of directors whose terms shall expire that year shall be elected to hold office for a term of three years and until their successors are elected and qualified or until their earlier death, resignation or removal so that each term of office of one class of directors shall expire in each year.  Notwithstanding the rule that the three classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors each director then continuing to serve as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, resignation or removal.  If any newly created directorship may, consistent with the rule that the three classes shall be as nearly equal in number of directors as possible, be allocated to one or two or more classes, the Board shall allocate it to that of the available classes whose term of office is due to expire at the earliest date following such allocation.

Section 4.              MEETINGS OF DIRECTORS.

(a)           TIME.  Meetings shall be held at such time as the Board shall fix, except that the first meeting of the Board after an election of a class of directors shall be held as soon after such election as the directors in office may conveniently assemble.

(b)           PLACE.  Meetings shall be held at such place within or without the State of Delaware as shall be fixed by the Board. Meetings may also be held solely be means of conference telephone or other communications equipment or by the consent of all directors given in writing or by electronic transmission.

(c)           CALL.  No call shall be required for regular meetings for which the time and place have been fixed.  Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, or the President, or of a majority of the directors in office.

(d)           NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER.  No notice shall be required for regular meetings for which the time and place have been fixed.  Notice of the time and place of all special meetings of the Board of Directors shall be given orally, in writing, by telephone, facsimile, telegraph, telex, electronic mail or any form of electronic transmission, during normal business hours, at least twenty-four (24) hours before the date and time of the meeting, or sent in writing to each director by first-class mail, charges prepaid, at least three (3) business days before the date of the meeting.  Such notice shall state the time and place, if any, of the special meeting of the Board of Directors, and the means to attend the meeting through conference telephone or other communications equipment, if any.  Notice need not be given to any director or to any member of a committee of directors who submits a waiver of notice, before or after such meeting, either in a writing signed by such director or by electronic transmission.  Attendance of any such director at a meeting shall constitute a waiver of notice of such meeting, except when such director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any waiver of notice.  All waivers of notice shall be filed with the corporate records of the Corporation or made a part of the meeting.

(e)           QUORUM AND ACTION.  A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole Board.  A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place.  Except as herein otherwise provided, and except as otherwise provided by the Delaware General Corporation Law, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.  The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the Delaware General Corporation Law and these Bylaws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board or action of disinterested directors.

(f)           CHAIRMAN OF THE MEETING.  The Chairman of the Board, if any and if present and acting, shall preside at all meetings.  Otherwise, the Vice-Chairman of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

Section 5.              REMOVAL OF DIRECTORS.  Any or all of the directors may be removed from office at any time but only for cause and only by either (i) the affirmative vote of the holders of sixty six and two-thirds percent (66.67%) of the voting power of all of the shares of the Corporation entitled to vote for the election of directors at any annual or special meeting of the stockholders, provided that notice of the proposed removal is included in the notice of the meeting at which such action takes place, or (ii) the affirmative vote of sixty six and two-thirds percent (66.67%) of the Board of Directors at any regular or special meeting of the Board of Directors provided that notice of the proposed removal is included in the notice of the meeting at which such action takes place and such notice is not given less than two (2) business days prior to the meeting.

Section 6.              COMMITTEES.  Whenever its number consists of five or more, the Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation with the exception of any authority the delegation of which is prohibited by Section 141 of the Delaware General Corporation Law, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

Section 7.               PARTICIPATION IN MEETING BY MEANS OF COMMUNICATIONS EQUIPMENT. Any one or more members of the Board or any committee thereof may participate in any meeting of the Board or of any such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other or as otherwise permitted by law, and such participation in a meeting shall constitute presence in person at such meeting.

Section 8.               ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee, as the case may be. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 9.           RESIGNATIONS OF DIRECTORS.  Any director may resign at any time by delivering his resignation in writing or by electronic transmission to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors.  If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors.  When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office for the unexpired portion of the term of the Director whose place shall be vacated and until his successor shall have been duly elected and qualified.

SECTION 10.         VACANCIES.  Subject to the rights of the holders of any series of preferred stock then outstanding, any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall only be filled by the Board of Directors, and not by the stockholders, by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, and newly created directorships resulting from any increase in the number of directors, shall only be filled by the Board of Directors, or if not so filled, by the stockholders at the next annual meeting thereof or at a special meeting called for that purpose in accordance with Section 6 of Article I of these Bylaws.  Any director elected in accordance with the preceding sentence of this Section 10 shall hold office until the next annual meeting of the stockholders and until such director’s successor shall have been elected and qualified.

ARTICLE III

OFFICERS

Section 1.               OFFICERS DESIGNATED. The officers of the Corporation shall include, if and when designated by the Board of Directors, the Chief Executive Officer, the President, one or more Vice Presidents, the Secretary and the Chief Financial

Officer, all of whom shall be appointed at the annual meeting of the Board of Directors.  The Board of Directors may also appoint other officers and agents with such powers and duties as it shall deem necessary.  Notwithstanding the foregoing, the Board of Directors may empower the Chief Executive Officer of the Corporation to appoint such officers, other than the President, Secretary or Chief Financial Officer, as the business of the Corporation may require.  The Chief Executive Officer may but need not be a director.  The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate.  Any one person may hold any number of offices of the Corporation at any one time unless specifically prohibited therefrom by law.  The salaries and other compensation of the officers of the Corporation shall be fixed by or in the manner designated by the Board of Directors or a designated committee of the Board of Directors.

Section 2.               TENURE OF OFFICERS. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, or until their earlier death, resignation or removal.  Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors.  If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

Section 3.               DUTIES OF OFFICERS.  Officers shall have the powers and duties defined in the resolutions appointing them; provided, that the Secretary shall record all proceedings of the meetings or of the written actions of the stockholders and of the directors, and any committee thereof, in a book to be kept for that purpose.

Section 4.               RESIGNATIONS.  Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the President or to the Secretary.  Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time.  Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective.  Any resignation shall be without prejudice to the rights, if any, of the Corporation under any contract with the resigning officer.

Section 5.                REMOVAL OF OFFICERS. The Board of Directors may remove any officer for cause or without cause.

ARTICLE IV

CORPORATE SEAL

Section 1.                CORPORATE SEAL.  The corporate seal shall be in such form as the Board of Directors shall prescribe.

ARTICLE V

FISCAL YEAR

Section 1.                FISCAL YEAR.  The fiscal year of the Corporation shall be fixed, and shall be subject to change, by resolution of the Board of Directors.

ARTICLE VI

AMENDMENTS

Section 1.                AMENDMENTS BY STOCKHOLDERS. These Bylaws may be amended, altered, rescinded or repealed by the affirmative vote of the holders of not less than sixty six and two-thirds percent (66.67%) of the voting power of all of the shares of the Corporation entitled to vote at any annual or special meeting of the stockholders, provided that notice of such proposed amendment, alteration, rescission or repeal is included in the notice of the meeting at which such action takes place, which shall also include, without limitation, the text of any such proposed amendment or alteration and/or any resolution calling therefor for any rescission or repeal.

Section 2.               AMENDMENTS BY THE BOARD OF DIRECTORS.  These Bylaws may also be altered, amended, rescinded or repealed by the affirmative vote of not less than a two-thirds majority of the Board of Directors at any regular or special meeting of the Board of Directors provided that notice of such proposed alteration, amendment, rescission or repeal to be made is included in the notice of the meeting at which such action takes place, which shall also include, without limitation, the text of any such proposed amendment or alteration and/or any resolution calling therefor for any rescission or repeal.

Section 3.                NO CONFLICT WITH THE CERTIFICATE OF INCORPORATION. No Bylaw shall be altered, amended, or repealed so as to cause such Bylaw or these Bylaws to be inconsistent or in conflict with or violative of any provision of the Certificate of Incorporation.

ARTICLE VII

INDEMNIFICATION

Section 1.              POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS OTHER THAN THOSE BY OR IN THE RIGHT OF THE CORPORATION.  Subject to Section 3 of this Article VII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or is involved in or called as a witness in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

Section 2.              POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION.  Subject to Section 3 of this Article VII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to or is involved in or called as a witness in any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3.              AUTHORIZATION OF INDEMNIFICATION.  Any indemnification under this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VII, as the case may be.  Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders.  Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation.  To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Section 4.               GOOD FAITH DEFINED.  For purposes of any determination under Section 3 of this Article VII, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person's conduct was unlawful, if such person's action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or other enterprise.  The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or 2 of this Article VII, as the case may be.

Section 5.              INDEMNIFICATION BY A COURT.  Notwithstanding any contrary determination in the specific case under Section 3 of this Article VII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VII.  The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 1 or 2 of this Article VII, as the case may be.  Neither a contrary determination in the specific case under Section 3 of this Article VII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct.  Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application.  If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.  In any prosecution of an application by a director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Article VII or otherwise shall be on the Corporation.

Section 6.            EXPENSES PAYABLE IN ADVANCE.  The Corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Article VII or otherwise.  Notwithstanding the foregoing, unless otherwise determined pursuant to Section 10(a) of this Article VII, no advance shall be made by the Corporation to an officer of the Corporation (except by reason of the fact that such officer is or was a director of the Corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation.

Section 7.               CERTAIN DEFINITIONS.  For purposes of this Article VII, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

(a)           The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(b)           The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

                (c)           The term the “Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(d)           References to a “director,” “executive officer,” “officer,” “employee,” or “agent” of the Corporation shall include, without limitation, situations where such person is serving at the request of the Corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(e)           The term "other enterprise" shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent.

(f)           The term "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan.

(g)           References to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries.

(h)           The term a "change of control" shall be deemed to have occurred if (A) any "person" (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes (except in a transaction approved in advance by the Board of Directors of the Corporation) the beneficial owner (as defined in Rule 13d-3 under such Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities, or (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof unless the election bf each Director who was not a Director at the beginning of the period was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of the period.

Section 8.              LIMITATION ON INDEMNIFICATION.  Notwithstanding anything contained in this Article VII to the contrary, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by applicable law, (ii) the proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Delaware

General Corporation Law, or (iv) such indemnification is required to be made by the Corporation pursuant to Section 5 of this Article VII.

Section 9.              INDEMNIFICATION OF EMPLOYEES AND AGENTS.  The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VII to directors and officers of the Corporation.

Section 10.            MISCELLANEOUS.

(a)           NON-EXCLUSIVITY OF RIGHTS.  The rights conferred on a person by this Article VII shall not be deemed exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VII shall be made to the fullest extent permitted by law.  The provisions of this Article VII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or 2 of this Article VII but whom the Corporation has the power or obligation to indemnify under the provisions of the Delaware General Corporation Law or otherwise.  The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Delaware General Corporation Law.

(b)           CONTRACTUAL NATURE.  The provisions of this Article VII shall be applicable with respect to events, acts and omissions occurring prior to or subsequent to the adoption of this Article VII, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such person.  Without the necessity of entering into an express contract, all rights to indemnification and advancement of expenses under this Article VII shall be deemed to be contractual rights and shall be effective to the same extent as if provided for in a contract between the Corporation and each person who, at any time that this Article VII is in effect, serves or agrees to serve in any capacity which entitles him to indemnification hereunder.  Any repeal or other modification of this Article VII or any repeal or modification of the Delaware General Corporation Law or any other applicable law shall not limit any rights of indemnification for proceedings then existing or arising out of events, acts or omissions occurring prior to such repeal or modification, including, without limitation, the right to indemnification for proceedings commenced after such repeal or modification to enforce this Article VII with regard to proceedings arising out of acts, omissions or events arising prior to such repeal or modification.

(c)           INSURANCE; CONTRACTS AND FUNDING.  The Corporation may purchase and maintain, at its expenses, insurance to protect itself any person who is or was a director or officer of the Corporation, or is or was a director or officer of the

Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expenses, liabilities or losses asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such expenses, liabilities or losses under the provisions of this Article VII or the Delaware General Corporation Law.  The Corporation hereby agrees that, for a period of six (6) years after any Change of Control, it shall cause to be maintained policies of directors' and officers' liability insurance providing coverage at least comparable to and in the same amounts as that provided by any such policies in effect immediately prior to such Change of Control. The Corporation may enter into contracts with any director, officer, or employee of the Corporation in furtherance of the provisions of this Article VII and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect the advancing of expenses and indemnification as provided in this Article VII.

(d)           SURVIVAL OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

(e)           SUBROGATION.  In the event of any payment under this Article VII to any person indemnified hereunder, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of such indemnified person, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

(f)           SEVERABILITY.  If this Article VII, or any portion hereof shall be invalidated or held to be unenforceable on any ground by any court of competent jurisdiction, the decision of which shall not have been reversed on appeal, this Article VII shall be deemed to be modified to the minimum extent necessary to avoid a violation of law and, as so modified, this Article VII and the remaining provisions hereof shall remain valid and enforceable in accordance with their terms to the fullest extent permitted by law.

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